SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of Earliest Event Reported): June 1, 2005

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487

(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (561) 893-0101

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Section 1 – Registrant’s Business and Operations

     Item 1.02 Termination of a Material Definitive Agreement.

     On June 1, 2005, The GEO Group, Inc. (“GEO”) received written notice from the Bureau of Immigration and Customs Enforcement (“BICE”) that BICE will not exercise its option to renew GEO’s management contract to operate the immigration detention facility located in Queens, New York (the “Queens Contract”), which is scheduled to expire on June 30, 2005. During the year ended January 2, 2005 and the three months ended April 3, 2005, the Queens Contract represented 2.1% and 2.0%, respectively, of GEO’s consolidated revenues.

     GEO is currently in active discussions with another agency of the federal government which has expressed an interest in utilizing the Queens facility, and GEO has begun to make security enhancements to the facility for the purpose of meeting the security requirements of that agency. In the event that the agency commits to the use of the Queens facility prior to June 30, 2005, the Queens Contract could be novated to that agency and re-newed, in which case GEO would continue to manage the Queens Facility on behalf of the agency pursuant to the Queens Contract. In the event that the agency does not commit to the use of Queens facility prior to June 30, 2005, the Queens Contract will expire and GEO will continue to market the facility with the objective of having the facility re-populated at the earliest practicable time.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2005

The GEO Group, Inc.
/s/ David N.T. Watson
Name:	David N.T. Watson
Title:	Vice President- Finance

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